Exhibit 10.1

STOCK BUYBACK AGREEMENT

          THIS STOCK BUYBACK AGREEMENT (this “Agreement”) is entered into and effective as of August 18, 2006, by and among Avatar Systems, Inc., a Texas corporation (the “Company”), on the one hand, and Mr. Jean Junker, an individual resident of the State of Texas (“Junker”), and Mrs. Ann Hankins, an individual resident of the State of Texas ( “Hankins,” and together with Junker, each individually, a “Seller” and collectively, the “Sellers”), on the other hand.  Purchaser and the Sellers are sometimes referred to herein collectively as the “Parties” or individually as a “Party.”

          WHEREAS, this Agreement is entered into in connection with that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of July 31, 2006, by and among the Company and the Sellers, pursuant to which the Company will issue (i) to Junker, 120,000 shares and (ii) to Hankins, 80,000 shares (collectively, the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), as partial consideration for the purchase of all of the issued and outstanding capital stock of Questa Software Systems, Inc., a Texas corporation, from the Sellers; and

          WHEREAS, the Parties have each required the other to enter into this Agreement as a material condition to the closing of the Stock Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and the agreements and covenants contained in this Agreement and the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.          Buyback Right and Option; Buyback Purchase Price.  The Company hereby irrevocably grants and issues to each Seller the right and option (but not the obligation) to sell to the Company and the Company agrees to purchase from each Seller, on (and only on) the date that is five (5) years following the date hereof (or, if such day is not a day on which business is transacted by national banks in Dallas, Texas, then the next succeeding day on which such business is transacted) (the “Repurchase Date”) and subject to the terms of this Agreement, all or any portion of the Shares then held by such Seller, at a price of $1.00 per share (with respect to each Seller, a “Buyback Right”).  Each Seller may exercise his or her respective Buyback Right, in whole or in part, by providing written notice to the Company, not less than fifteen (15) days prior to the Repurchase Date, which notice shall state the number of Shares to be purchased by the Company on the Repurchase Date.  In the event any Seller fails to provide such notice at least fifteen (15) days prior to the Repurchase Date, such Seller’s Buyback Right shall expire, terminate and be of no further force or effect.  If, on the Redemption Date, the number of shares of Common Stock that may then be legally repurchased by the Company is less than the full number of Shares that the Sellers have requested to be repurchased on such date, then any Shares to be repurchased that may not be legally repurchased on the Redemption Date will be repurchased as soon as the Company has legally available funds therefor.

          2.          Fees and Expenses.  Each party hereto shall bear and pay any and all fees and expenses of such party incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including, without limitation, any and all fees and expenses of any agent, representative, attorney, accountant, or printer of such party.  In the event of any termination of this Agreement, the obligation of each party to pay the fees and expenses of such party shall be subject to any right of such party arising from a breach of this Agreement by any other party.  Notwithstanding anything to the contrary in this Section 2, the prevailing party in any dispute involving any proceeding shall be entitled to recovery of any and all fees and expenses of such party, including, without, limitation, any and all reasonable fees and expenses of any attorney of such party, incurred in connection with such proceeding.

          3.          Entire Agreement.  This Agreement (together with the Purchase Agreement, and each other document contemplated by this Agreement (collectively, the “Transaction Documents”)) terminates, supersedes, and replaces all prior written and oral agreements among the parties hereto with respect to the subject matter of this Agreement and the Transaction Documents and constitutes (together with the Transaction Documents) the entire, complete, and exclusive statement of the terms of the agreement by and among the parties hereto with respect to the subject matter of this Agreement and the Transaction Documents; provided, however, that, notwithstanding anything to the contrary in this Agreement, this Agreement shall not terminate, supersede, replace, impair or diminish any right or obligation of any party hereto pursuant to, or otherwise affect in any manner, the Transaction Documents.  This Agreement may not be terminated, amended, or otherwise modified except by a written agreement executed by each party to this Agreement to be charged with or otherwise affected by any such termination, amendment, or other modification.

          4.          Assignment; Successors, and No Third-Party Rights.  No party to this Agreement may assign any right or obligation of such party under this Agreement without the prior consent of each other party to this Agreement; provided, however, that this Agreement and the rights and obligations hereunder may be assigned by the Company to any successor of its business.   Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors, heirs, personal representatives, and permitted assigns of the parties to this Agreement.  Nothing expressed or referred to in this Agreement shall be construed to give any party other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of the provisions of this Agreement are for the sole and exclusive benefit of the parties to this Agreement and the successors, heirs, personal representatives, and permitted assigns of the parties to this Agreement.

          5.          Waiver.  Neither the failure to exercise, nor any delay by any party to this Agreement in exercising, any right, power, or privilege under this Agreement or any Transaction Document shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (a) no waiver that may be given by any party hereto shall be applicable except in the specific instance when and for which such waiver is given and (b) no notice to or demand on one (1) party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or any Transaction Document.

          6.          Jurisdiction; Service of Process; Applicable Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Texas excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  Each of the Parties submits to the jurisdiction the District Courts of Dallas County, Texas in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may only be heard and determined in any such court.  Such courts shall be the exclusive forum for the determination of any claim or right arising out of or relating to this Agreement.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

          7.          Notices.  All notices, requests, demands, claims, and other communications which are required or may be given under this Agreement shall be made, and shall be deemed to be delivered, in accordance with the terms and provisions of the Stock Purchase Agreement.

          8.          Time of the Essence.  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          9.          Further Assurances.  Each party to this Agreement shall use commercially reasonable efforts to (a) provide, or cause to be provided, such information, (b) execute and deliver, or cause to be executed and delivered, such documents, and (c) do, or cause to be done, all other such acts and things, in each case, if and as reasonably requested by any other party to this Agreement for the purpose of carrying out the intents and purposes of this Agreement and the transactions contemplated hereby.

          10.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one (1) and the same agreement.

          11.          Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

[Remainder of Page Intentionally Blank.  Signature Page Follows.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered effective as of the date first written above.

AVATAR SYSTEMS, INC.

By:

Charles Shreve
Chief Executive Officer and President

Address:

2801 Network Drive
Suite 210
Frisco, Texas 75034

SELLERS:

JEAN JUNKER

Jean Junker

Address:

ANN HANKINS

Ann Hankins

Address:

Signature Page to Stock Buyback Agreement